EXHIBIT 23.1




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No.33-93920.




ARTHUR ANDERSEN LLP

Miami, Florida,
March 27, 1997.